As filed with the Securities and Exchange Commission on February 9, 1998
                                                    Registration No. 333-______
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             NETWORK SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     52-1146119
 ------------------------------                ------------------------------
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

     505 Huntmar Park Drive
           Herndon, VA                                             20170
 ------------------------------                ------------------------------
      (Address of Principal                              (Zip Code)
       Executive Offices)

                NETWORK SOLUTIONS, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                                             COPY TO:
             GABRIEL A. BATTISTA                      JONATHAN W. EMERY, ESQ.
           Network Solutions, Inc.                    Network Solutions, Inc.
           505 Huntmar Park Drive                     505 Huntmar Park Drive
            Herndon, VA 20170                           Herndon, VA 20170
               (703) 742-0400                             (703) 742-0400
       ------------------------------             ------------------------------
    (Name, address and telephone number,
 including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
           Title of                        Amount              Proposed Maximum            Proposed                 Amount of
         Securities To                      To Be               Offering Price         Maximum Aggregate          Registration
         Be Registered                   Registered              per Share(1)          Offering Price(2)               Fee
--------------------------------------------------------------------------------------------------------------------------------

     Class A Common Stock,            2,870,650 shares              $13.133               $37,700,246              $11,121.57
        par value $.001
--------------------------------------------------------------------------------------------------------------------------------

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), under which rule the per share price of outstanding options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 1,794,225 shares subject to outstanding options under the 1996 Stock Incentive Plan is $13.133.
(2) The Proposed Maximum Aggregate Offering Price was estimated pursuant to Rule 457(h) under the Securities Act based on the aggregate exercise price of options as described in Note 1.

                                -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
------   ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
------   -----------------------------------------------------------

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.
------      -----------------------------------------------

            The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

            (1) Registrant's prospectus dated September 26, 1997 filed pursuant to Rule 424(b) under the Securities Act (in connection with Registrant's Registration Statement on Form S-1, File No. 333-30507 (the "Form S-1 Registration Statement")), which contains the statements of financial position of the Registrant as of December 31, 1995 and 1996 and as of June 30, 1997 (unaudited) and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994, for the period from January 1, 1995 to March 10, 1995 and March 11, 1995 to December 31, 1995, for the year ended December 31, 1996 and for the six months ended June 30, 1997 (unaudited), together with the reports thereon of Price Waterhouse LLP, independent accountants.

            (2) The description of Registrant's Class A Common Stock contained in Registrant's registration statement on Form 8-A, filed August 8, 1997.

            In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.
------      -------------------------

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.
------      --------------------------------------

            Not applicable.


Item 6.     Indemnification of Directors and Officers.
------      -----------------------------------------

            Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XI of the Registrant's Restated Certificate of Incorporation (Exhibit 3.1(c) to the Form S-1 Registration Statement) limits the liability of the Registrant's directors to the extent and under the circumstances permitted by the Delaware General Corporation Law.

            The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.


Item 7.     Exemption from Registration Claimed.
-----       -----------------------------------

            Not applicable.


Item 8.     Exhibits.
------      --------

            See Index to Exhibits.

Item 9.     Undertakings.
------      ------------

            (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3)
              of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on February 6, 1998.

                                    NETWORK SOLUTIONS, INC.



                                    By     /s/ GABRIEL A. BATTISTA
                                       ----------------------------------------
                                               Gabriel A. Battista
                                             Chief Executive Officer


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gabriel A. Battista and Robert J. Korzeniewski, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


                       Name                                           Title                               Date
                       ----                                           -----                               ----


              /s/ GABRIEL A. BATTISTA                 Chief Executive Officer and                   January 31, 1998
--------------------------------------------------    Director
                Gabriel A. Battista



            /s/ ROBERT J. KORZENIEWSKI                Chief Financial Officer (Principal            January 30, 1998
--------------------------------------------------    Financial Officer)
              Robert J. Korzeniewski


                       Name                                           Title                               Date
                       ----                                           -----                               ----


              /s/ RUSSELL L. HELBERT*                 Controller (Principal Accounting              February 3, 1998
--------------------------------------------------    Officer)
                Russell L. Helbert*


              /s/ MICHAEL A. DANIELS*                 Chairman of the Board                         January 29, 1998
--------------------------------------------------
                Michael A. Daniels*



              /s/ J. ROBERT BEYSTER*                  Director                                      February 3, 1998
--------------------------------------------------
                J. Robert Beyster*



               /s/ CRAIG I. FIELDS*                   Director                                      February 2, 1998
--------------------------------------------------
                 Craig I. Fields*



                /s/ JOHN E. GLANCY*                   Director                                      February 3, 1998
--------------------------------------------------
                  John E. Glancy*



            /s/ WILLIAM A. ROPER, JR.*                Director                                      February 3, 1998
--------------------------------------------------
              William A. Roper, Jr.*



             /s/ STRATTON D. SCLAVOS*                 Director                                      February 3, 1998
--------------------------------------------------
                Stratton D. Sclavos



               /s/ DONALD N. TELAGE*                  Director                                      February 3, 1998
--------------------------------------------------
                 Donald N. Telage*



*By         /s/ ROBERT J. KORZENIEWSKI
--------------------------------------------------
             (Robert J. Korzeniewski,
                 Attorney-in-Fact)

                                INDEX TO EXHIBITS
                                -----------------


Exhibit
Number              Exhibit
-------             -------

4.1*                Specimen Class A Common Stock Certificate

5.1                 Opinion regarding legality of securities to be offered

10.1**              1996 Stock Incentive Plan

23.1                Consent of Price Waterhouse LLP

23.2                Consent of Pillsbury Madison & Sutro LLP (included in
                    Exhibit 5.1)

24.1                Power of Attorney (see page I)


--------
* Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-30507.
**    Incorporated by reference to Exhibit 10.4 to Registrant's Registration
Statement on Form S-1, No. 333-30507.